UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2006
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
      CapitalSource Inc. (the “Company”) entered into employment agreements and option agreements dated June 6, 2006 with John K. Delaney and Jason M. Fish.
      Under the employment agreements, which are substantially similar to each other, John K. Delaney bears the title of Chairman of the Board and Chief Executive Officer and Jason M. Fish bears the title of Vice-Chairman and Chief Investment Officer. Mr. Delaney’s agreement has an initial term of five years and will be automatically extended for an additional consecutive 12-month period on June 6, 2011 and each subsequent June 6, unless and until the Company or Mr. Delaney provides written notice to the other party that such party is not extending the term of the employment. Mr. Fish’s agreement has an initial term of one year and will be automatically extended for an additional consecutive 12-month period on June 6, 2007 and each subsequent June 6, unless and until the Company or Mr. Fish provides written notice to the other party that such party is not extending the term of the employment. The term of each agreement is automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months.
      In lieu of a cash base salary, Mr. Delaney will receive quarterly grants of restricted stock units valued at $100,000. Concurrently with the execution of his employment agreement, the Company and Mr. Delaney entered into two option agreements pursuant to which Mr. Delaney will receive options to purchase an aggregate 7,000,000 shares of the Company’s common stock (the “Common Stock”) at $23.72 per share. The options vested with respect to 1,750,000 shares on June 6, 2006, and 875,000 shares will vest on each of January 1, 2007 and 2008 (the “Time Vesting Shares”). The remaining 3,500,000 shares (the “Performance Vesting Shares”) will vest in two equal installments on January 1, 2010 and 2011 if the average closing price of the Common Stock over any 60 consecutive trading days equaled or exceeded $32.00 per share (the “Average Price”) prior to each respective vesting date; provided, however, that the vesting of 1/3 of the Performance Vesting Shares will accelerate to January 1, 2009 if the Average Price has been reached by that date. In the event the Average Price has not been reached by January 1, 2009 but it is reached at a later time, then the vesting of 1/3 of the Performance Shares will accelerate to such later date that the Average Price is reached. Upon a “change in control,” all the Performance Vesting Shares will vest if the per share price paid in connection with such “change in control” equals or exceeds $32.00 per share. If the Average Price has not been reached by January 1, 2010, the option to purchase 1,750,000 Performance Vesting Shares will terminate on such date, and if the Average Price has not been reached by January 1, 2011, the option to purchase the remaining 1,750,000 Performance Vesting Shares will terminate on such date. Otherwise, the options will expire on June 6, 2016.
      During the term of his employment agreement, Mr. Fish will be paid a base salary of $400,000 (the amount of his base salary since the Company’s inception), which is subject to review and increase, but not decrease, by the Company’s Board at least annually. Concurrently with the execution of his employment agreement, the Company and Mr. Fish entered into an option agreement pursuant to which Mr. Fish will receive options to purchase an aggregate 700,000 shares of Common Stock at $23.72 per share. The options will vest on January 1, 2007 and expire on June 6, 2016. Upon a “change in control” prior to January 1, 2007, all the options will automatically vest.
      The employment agreements contain non-compete and non-solicitation provisions. In each case, the executive has agreed that for 12 months after the earlier of the expiration of the term of the agreement (as extended, if applicable) or the executive’s date of termination the executive will not: (i) solicit or hire any person employed by the Company or who was employed by the Company within 180 days prior to such solicitation or hiring (unless that person was discharged by the Company without cause); (ii) solicit any client or customer of the Company or any person who was a client or customer of the Company within 180 days prior to such solicitation; (iii) provide services anywhere in the United States to any entity if (A) during the preceding 12 months more than 5% of the revenues of such entity and its affiliates is derived from any business from which the Company derived more than 5% of its revenue during such period (a “Material Business”) or (B) the services to be provided by the executive are competitive with a Material Business and substantially similar to those previously provided by the executive to a Material Business; or (iv) own an interest in any entity described in subsection (iii) immediately above. The employment agreements also contain non-disclosure provisions requiring each executive to not use, disclose, or transfer any of the Company’s confidential information either during or after employment.

      If Mr. Delaney’s employment is terminated upon his disability, by death, by the Company without “cause” or by Mr. Delaney with “good reason,” then (i) the Company will pay Mr. Delaney or his legal representative, as applicable, the restricted stock units due through the end of the calendar quarter that includes the termination; (ii) the Time Vesting Shares will become 100% vested; and (iii) the Performance Vesting Shares will remain outstanding until 12 months after Mr. Delaney’s termination date and shall become vested and exercisable to the extent they would have vested had Mr. Delaney continued employment for 12 months, except that in the case of termination without “cause” or with “good reason” the Performance Vesting Shares will remain outstanding and will subsequently vest to the extent they would have vested had he continued employment.
      If Mr. Fish’s employment is terminated upon his disability, by death, by the Company without “cause” or by Mr. Fish with “good reason,” then (i) the Company will pay Mr. Fish or his legal representative, as applicable, the base compensation through the termination date, and (ii) the options granted pursuant to his option agreement will become 100% vested.
      In addition, if the employment agreements are terminated by the Company without “cause” or by the executive with “good reason,” then the executive and his covered dependents will continue to receive medical, dental, hospitalization and life insurance coverage for 24 months or the remaining term of the agreement at the time of termination, whichever is greater.
      If the employment agreements are terminated by the Company with “cause” or by the executive without “good reason,” then (i) the Company will pay the executives the restricted stock units or base salary, as applicable, through the termination date, and (ii) the unvested portions of the options granted pursuant to the option agreements will expire.
      Subject to certain conditions, the Company will make a gross-up payment to cover any excise tax imposed on the executive by Section 4999 of the Internal Revenue Code and any interest and penalties incurred with respect thereto resulting from any action or inaction by the Company. In addition, the Company and the executives have agreed to amend the agreements to the minimum extent necessary to avoid any excise tax imposed by Section 409A of the Code.
      In each employment agreement, "cause" is limited to the following events: (i) the executive’s conviction of, or plea of nolo contendere to, a felony (other than in connection with a traffic violation) under any state or federal law; (ii) the executive's willful and continued failure to substantially perform his essential job functions under the agreement after receipt of written notice from the Company that specifically identifies the manner in which the executive has substantially failed to perform his essential job functions and specifying the manner in which the executive may substantially perform his essential job functions in the future; (iii) a material act of fraud or willful and material misconduct with respect, in each case, to the Company, by the executive; (iv) a willful and material breach of the clause in the agreement governing the place of performance or the clauses in the agreement described in clauses (iii) - (iv) in the paragraph above regarding the non-compete provision; or (v) the hiring of any person who was an employee of the Company within 180 days prior to such hiring, other than to perform services for the benefit of the Company. For purposes of this provision, no act or failure to act, on the part of the executive, shall be considered “willful” unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interests of the Company. Anything in the agreement to the contrary notwithstanding, the executive shall not be terminated for “cause” under the agreement unless (A) written notice stating the basis for the termination is provided to the executive, (B) as to clauses (ii), (iii) or (iv) of this paragraph, he is given 30 days to cure the neglect or conduct that is the basis of such claim (it being understood that any errors in expense reimbursement may be cured by repayment), (C) if he fails to cure such neglect or conduct, the executive has an opportunity to be heard with counsel of his choosing before the full Board prior to any vote regarding the existence of “cause” and (D) there is a vote of a majority of the members of the Board to terminate him for “cause.”
      In each employment agreement, “change in control” is defined as the occurrence of one or more of the following events: (i) any “person” or “group” is or becomes a “beneficial owner” of more than 30% of the Voting Stock of the Company; (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the effective date of the agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) the Company transfers all or substantially all of its assets or business (unless the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the Voting Stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company). For purposes of the “change in control” definition, the “Company” shall include any entity that succeeds to all or substantially all of the business of the Company and “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.
      In each employment agreement, “Good Reason” is defined as, unless otherwise agreed to in writing by the executive, (i) any diminution or adverse change in the executive’s titles or positions; (ii) reduction in the executive's Base Compensation; (iii) a requirement that the executive report to someone other than the Board (or the board of directors of the Company’s ultimate parent company if it is a subsidiary of another entity); (iv) a material diminution in the executive’s authority, responsibilities or duties or material interference with the executive’s carrying out his duties; (v) the assignment of duties inconsistent with the executive’s positions or status with the Company as of the date hereof; (vi) a relocation of the executive’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company's offices; (vii) any other material breach of the terms of the employment agreement or any other agreement that breach is not cured within ten days after the executive’s delivery of a written notice of such breach to the Company; (viii) any purported termination of the executive’s employment by the Company that is not effected in accordance with the applicable provisions of the employment agreement; (ix) the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; or (x) the delivery of a notice of non-renewal by the Company at any time up to and including April 4, 2023. In order to invoke a termination for Good Reason, the executive must terminate his employment, if at all, within 30 days of the occurrence of any event of “Good Reason.”
      Copy of the employment and option agreements are attached hereto as Exhibits 10.1 through 10.5 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 8, 2006	/s/ Steven A. Museles
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description
10.1	Employment Agreement, dated as of June 6, 2006, between CapitalSource Inc. and John K. Delaney.

10.2	Employment Agreement, dated as of June 6, 2006, between CapitalSource Inc. and Jason M. Fish.

10.3	Non-Qualified Option Agreement, dated as of June 6, 2006, between CapitalSource Inc. and John K. Delaney (included as Exhibit A of the Employment Agreement filed hereto as Exhibit 10.1).

10.4	Non-Qualified Option Agreement, dated as of June 6, 2006, between CapitalSource Inc. and John K. Delaney (included as Exhibit B of the Employment Agreement filed hereto as Exhibit 10.1).

10.5	Non-Qualified Option Agreement, dated as of June 6, 2006, between CapitalSource Inc. and Jason M. Fish (included as Exhibit A of the Employment Agreement filed hereto as Exhibit 10.2).